THE PROVIDENT BANK
                                  NEWS RELEASE


CONTACT:          Kenneth Wagner, SVP Investor Relations
                  Provident Financial Services, Inc.
                  (201) 915-5344

FOR IMMEDIATE RELEASE:  April 24, 2003

                       PROVIDENT FINANCIAL SERVICES, INC.
                          ANNOUNCES ANNUAL MEETING DATE


Jersey City, New Jersey -

        Provident Financial Services, Inc. (NYSE:PFS) announced today that its Annual Meeting of Stockholders will be held on Thursday, July 17, 2003, at 10:00 a.m. New Jersey Time, at Casino-in-the-Park, Jersey City, New Jersey.

        The Annual Meeting of Stockholders is being held for the purposes of considering and voting on the election of four directors, the approval of Provident Financial's 2003 Stock Option Plan, the approval of Provident Financial's 2003 Stock Award Plan, and the ratification of the appointment of its independent auditors. The record date for determining stockholders of record entitled to notice of the Annual Meeting and to vote is the close of business on May 23, 2003.

        Provident Financial Services, Inc. is the bank holding company for The Provident Bank, which currently operates 49 full service branches throughout northern and central New Jersey.
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